Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-1 (No. 333-173317), Form S-3 (Nos. 333-171957 and 333-156941) and Form S-8 (Nos. 333-171954 and 333-150268) of ZBB Energy Corporation of our report dated September 7, 2010 with respect to the consolidated financial statements of ZBB Energy Corporation at June 30, 2010 and for the year then ended included in this Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/ PKF LLP

New York, New York
September 8, 2011